UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – August 1, 2011

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph E. Abbott has been named Vice President-Finance, Pharmaceutical Packaging Systems. Mr. Abbott previously held the position of Vice President and Controller and served as the Company's principal accounting officer since July 2000.

The Board of Directors appointed Daniel Malone to succeed Mr. Abbott as the Company’s Vice President and Controller and in that position Mr. Malone will serve as the Company’s principal accounting officer.  Both changes took effect on August 1, 2011.  Mr. Malone, age 50, has been with the Company for 12 years and during that time has served as the Company’s Vice President-Finance, Americas since September 2008 and as the Director of Financial and Management Reporting from October 1999 through September 2008.

There is no family relationship between Mr. Malone and any of the executive officers or directors of the Company and there were no arrangements or understandings between Mr. Malone and any other person pursuant to which he was appointed as an executive officer.  In addition, Mr. Malone is not a party to any transaction with the Company or its subsidiaries that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.  Mr. Malone will be eligible to participate in the Company's employee benefit and welfare plans, and receive perquisites, consistent with what is provided to other executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III, Vice President, General
Counsel and Secretary

August 4, 2011